PROSPECTUS SUPPLEMENT                                         File No. 333-68747
---------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:       1951


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:   $50,000,000        Original Issue Date:      April 19, 2000

CUSIP Number:       59018S 6B5         Stated Maturity Date:     April 19, 2001

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
|x|  Regular Floating Rate Note        |x|  Actual/360
| |  Inverse Floating Rate Note        | |  30/360
     (Fixed Interest Rate):            | |  Actual/Actual

Interest Rate Basis:
--------------------
|x|  LIBOR                             | |  Commercial Paper Rate
| |  CMT Rate                          | |  Eleventh District Cost of Funds Rate
| |  Prime Rate                        | |  CD Rate
| |  Federal Funds Rate                | |  Other (see attached)
| |  Treasury Rate
    Designated CMT Page:                   Designated LIBOR Page:
      CMT Telerate Page:                     LIBOR Telerate Page:          3750
      CMT Reuters Page:                      LIBOR Reuters Page:


Index Maturity:            One Month     Minimum Interest Rate:   Not Applicable

Spread:                    -0.020%       Maximum Interest Rate:   Not Applicable

Initial Interest Rate:     TBD           Spread Multiplier:       Not Applicable



Interest Reset Dates:      Monthly,  on the  19th,  commencing  on May 19,  2000
                           subject   to   modified    following   business   day
                           convention.

Interest Payment Dates:    Monthly,  on the  19th,  commencing  on May 19,  2000
                           subject   to   modified    following   business   day
                           convention.

Repayment at the
Option of the Holder:      The  Notes  cannot  be  repaid  prior  to the  Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes  cannot  be  redeemed  prior to the  Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     April 14, 2000